SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                SSI CAPITAL CORP.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                 New York                             14-1623047
          ----------------------                  -----------------
         (State of incorporation                   (I.R.S. Employer
               or organization)                   Identification No.)

2901 South Tejon Street, Englewood, Colorado             80110
--------------------------------------------            --------
  (Address of principal executive offices)             (Zip Code)

                                 1997 Stock Plan
--------------------------------------------------------------------------------
                            (Full title of the plan)


            Corporation Service Company, 80 State Street, Sixth Floor
                             Albany, New York 12207
--------------------------------------------------------------------------------
                     (Name and address of agent for service)


                                  (800)423-7398
--------------------------------------------------------------------------------
          (Telephone number, including area code, of agent for service)

                                    COPY TO:
                              Douglas B. Koff, Esq.
                   Waldbaum, Corn, Koff, Berger & Cohen, P.C.
                     303 East Seventeenth Avenue, Suite 940
                             Denver, Colorado 80203
                            Telephone: (303)861-1166



                                      CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------
Title of securities       Amount to be       Proposed maximum        Proposed maximum          Amount of
to be registered          registered(1)       offering  price        aggregate offering     registration fee
                                               per share (2)               price
-------------------------------------------------------------------------------------------------------------
Common Stock,
$0.001 par value           1,000,000             $0.50                   $500,000                $151.52
-------------------------------------------------------------------------------------------------------------


---------------
(1) Pursuant to Rule 416, the additional shares of Common Stock that may become available for purchase in accordance with the provisions of the Plan in the event of certain changes in the outstanding shares of Common Stock of the Registrant, including, among other things, stock dividends, stock splits, reverse stock splits, reorganizations and recapitalization, are also being registered.

(2) Estimated solely for the purpose of calculating the registration fee. Pursuant to Rule 457(h) of the Securities Act of 1933, as amended, the fee is based upon the exercise price of options presently outstanding under the Plan.


564900DK.S8
June 30, 1997

                                     PART II

                INFORMATION REQUIRED IN THE INFORMATION STATEMENT

Item No. 3.  Incorporation of Documents by Reference.
             ---------------------------------------

     The following documents previously filed with the Securities and Exchange Commission are incorporated herein by reference (the Company's SEC File No. is 000-12893):

     1. The Company's Annual Report on Form 10-K for the fiscal year ended November 30, 1996;

     2. The Company's Quarterly Report on Form 10-Q for the quarter ended February 28, 1997;

     3.   The Company's Current Report on Form 8-K dated May 1, 1997;

     4.   The Company's Current Report on Form 8-K dated May 29, 1997;

     5. The description of Common Stock contained in the Company's Registration Statement on Form 8-A filed under the Securities Exchange Act of 1934, as amended, dated September 24, 1984, as amended by filing dated October 25, 1984, and as further amended by filing dated June 27, 1997; and

     6. Amendment Number 1 (filed June 30, 1997) to the Company's Current Report on Form 8-K dated May 1, 1997.

     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item No. 4.  Description of Securities.
             -------------------------

     Not applicable.

Item No. 5.  Interests of Named Experts and Counsel.
             --------------------------------------

     Not applicable.

Item No. 6.  Indemnification of Directors and Officers.
             -----------------------------------------

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



     The Company's Certificate of Incorporation limits the liability of directors to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) imposed under the New York Business Corporation Act, or
(iv) for any transaction from which the director derived an improper personal benefit.

     The Company's Certificate of Incorporation also provides that the Company has the power to indemnify any director, officer, employee or agent of the Company to the fullest extent permitted by law as well as to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Company. The chief executive officer of the Company's wholly owned subsidiary also has the right to be indemnified by the subsidiary of the Company in accordance with the terms of his employment agreement with the subsidiary.

Item No. 7.  Exemption From Registration Claimed.
             -----------------------------------

     Not applicable.

Item No. 8.   Exhibits.
              --------

     4. Instruments Defining The Rights of Security Holders.

          4.1 The Company's 1997 Stock Plan is incorporated herein by reference from Exhibit E of the Company's Preliminary Information Statement on Schedule 14C filed on July 1, 1997.

          4.2 The Restated Certificate of Incorporation of the Company dated June 7, 1994 is incorporated herein by reference from the Company's Amendment to Form 8-A filed on June 27, 1997.

          4.3 A Certificate of Amendment of the Certificate of Incorporation of the Company dated June 7, 1994 is incorporated herein by reference from the Company's Amendment to Form 8-A filed on June 27, 1997.

     5. Opinion Re: Legality.

          5.1  Opinion  of  Waldbaum,  Corn,  Koff,  Berger  & Cohen,  P.C.  Re:
               Legality of the Securities covered by this Registration Statement is filed herewith.

     15. Letter Re: Unaudited Interim Financial Information.

         Not applicable.

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



     23. Consents of Experts and Counsel.

               23.1 Consent of Waldbaum,  Corn,  Koff,  Berger & Cohen,  P.C. is
                    contained in their Opinion re: legality filed herewith.

               23.2 Consent of Scott & Guilfoyle,  Independent  Certified Public
                    Accountants for the Company with respect to its report, dated February 5, 1997 on the Company's financial statements included in the Company's Form 10-K for the fiscal year ended November 30, 1996, is filed herewith.

               23.3 Consent of  Schumacher  and  Associates,  Inc.,  Independent
                    Certified Public Accountants for OraLabs, Inc., a wholly owned subsidiary of the Company with respect to its report dated October 4, 1996 on the financial statements for the year ended December 31, 1995 of OraLabs, Inc., and its report dated March 26, 1997 on the financial statements for the year ended December 31, 1996 of OraLabs, Inc., all of which were included in the Company's Amendment No. 1 (filed June 30, 1997) to its Form 8-K dated May 1, 1997, is filed herewith.

     24. Power of Attorney.

         None.

Item No. 9.  Undertakings
             ------------

               (a) Undertakings Relating to Rule 415 Offerings

               The undersigned registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                        (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.


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


                        (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shalll be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Undertaking Relating to the Incorporation of Certain Documents by Reference.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (h) Filing of Registration Statement on Form S-8

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all

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June 30, 1997
of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado, on July 1, 1997.


                                       SSI CAPITAL CORP., a New York corporation



                                       By:     /s/ Gary H. Schlatter
                                            ------------------------------------
July 1, 1997                                  Gary H. Schlatter, President
-------------
Date


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Name                       Title                                  Date
----                       -----                                  ----

 /s/ Gary H. Schlatter     Chief Executive Officer and Director   July 1, 1997
------------------------
Gary H. Schlatter

/s/ Allen R. Goldstone     Director                               July 1, 1997
------------------------
Allen R. Goldstone

/s/ Emile Jordan           Chief Financial Officer                July 1, 1997
------------------------   and Controller
Emile Jordan



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


                        INDEX TO EXHIBITS FILED HEREWITH


     5. Opinion Re: Legality.

          5.1  Opinion  of  Waldbaum,  Corn,  Koff,  Berger  & Cohen,  P.C.  Re:
               Legality  of  the   Securities   covered  by  this   Registration
               Statement.

     23. Consents of Experts and Counsel.

          23.1 Consent of Waldbaum, Corn, Koff, Berger & Cohen, P.C. is contained in their Opinion re: legality filed herewith.

          23.2 Consent of Scott & Guilfoyle, Independent Certified Public Accountants for the Company with respect to its report, dated February 5, 1997 on the Company's financial statements included in the Company's Form 10-K for the fiscal year ended November 30, 1996.

          23.3 Consent of Schumacher and Associates, Inc., Independent Certified Public Accountants for OraLabs, Inc., a wholly owned subsidiary of the Company with respect to its report dated October 4, 1996 on the financial statements for the year ended December 31, 1995 of OraLabs, Inc., and its report dated March 26, 1997 on the financial statements for the year ended December 31, 1996 of OraLabs, Inc., all of which were included in the Company's Amendment No. 1 (filed June 30, 1997) to its Form 8-K dated May 1, 1997.









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